UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)  July 31, 2009

Hudson Technologies, Inc.
(Exact Name of Registrant as Specified in Its Charter)

New York
(State or Other Jurisdiction of Incorporation)

1-13412	13-3641539
(Commission File Number)	(IRS Employer Identification No.)

PO Box 1541, 1 Blue Hill Plaza, Pearl River, New York	10965
(Address of Principal Executive Offices)	(Zip Code)

(845) 735-6000
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.

On July 31, 2009, Hudson Technologies, Inc. (the “Registrant”) entered into a Placement Agent Agreement (the “Placement Agent Agreement”) with Roth Capital Partners, LLC (“Roth Capital”) pursuant to which Roth Capital agreed to act as the Registrant’s exclusive placement agent and to use its commercially reasonable best efforts to arrange for the sale of up to 3,870,000 shares of the Registrant’s common stock (the “Shares”) in a registered direct public offering at $ 1.15 per Share (the “Offering”). At each closing of the Offering, the Registrant will pay Roth Capital a fee equal to 6% of the gross proceeds from the sale of the Shares at such closing and will reimburse certain expenses incurred by Roth Capital in the Offering.  In addition, at each closing of the Offering, the Registrant will issue to Roth Capital five-year warrants to purchase that number of shares of the Registrant’s common stock equal to five percent (5%) of the Shares sold at such closing at an exercise price of $1.4375 per share, subject to adjustment in certain circumstances (the “Placement Agent Warrants”). The Placement Agent Warrants are exercisable commencing six months from the date of issuance thereof. Assuming the sale of all of the Shares, the net proceeds to the Registrant from the Offering, after deducting Roth Capital’s fees and other estimated Offering expenses, are expected to be approximately $3,978,000.

In connection with the Offering, on July 31, 2009, the Registrant and certain institutional investors entered into individual subscription agreements, pursuant to which the Company agreed to sell an aggregate of 1,470,000 of the Shares to such investors in the Offering. The closing with respect to the sale of these Shares in the Offering is expected to close on August 5, 2009, subject to satisfaction of customary closing conditions. In the event additional Shares are sold, separate closings will be scheduled.

The Shares will be issued pursuant to a prospectus supplement which will be filed with the Securities and Exchange Commission, in connection with a shelf takedown from the Registrant’s registration statement on Form S-3 (File No. 333-151973) which became effective on September 5, 2008.  A copy of the opinion of Blank Rome LLP relating to the legality of the issuance and sale of the securities in the Offering is attached as Exhibit 5.1 hereto.

The foregoing descriptions of the Placement Agent Agreement with Roth Capital, the Placement Agent Warrants to be issued and subscription agreement between the Registrant and certain investors in the Offering do not purport to be complete and are qualified in their entirety by reference to the exhibits hereto which are incorporated herein by reference. The benefits of the representations and warranties set forth in such documents are intended only for investors in the Offering and do not constitute continuing representations and warranties of the Company to any future or other investors.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits

Exhibit 1.1	Placement Agent Agreement between Roth Capital Partners, LLC and Hudson Technologies, Inc., dated July 31, 2009
Exhibit 4.1	Form of Placement Agent Warrant
Exhibit 5.1	Opinion of Blank Rome LLP

Exhibit 10.1	Form of Subscription Agreement
Exhibit 23.1	Consent of Blank Rome LLP (included in Exhibit 5.1)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUDSON TECHNOLOGIES, INC.

Date: July 31, 2009	By:	/s/ Stephen P. Mandracchia
Name: Stephen P. Mandracchia
Title: Vice President Legal & Regulatory, Secretary